EXHIBIT 1.01

                                                                  EXECUTION COPY


                           FIRST AMENDMENT AND CONSENT


     THIS FIRST AMENDMENT AND CONSENT (this "Amendment") dated as of June ___, 2007 (with an effective date determined in accordance with Section 5 hereof), by and among CROSS COUNTRY HEALTHCARE, INC., a Delaware corporation (the "Borrower"), the Lenders from time to time party to the Credit Agreement referred to below, and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders (the "Administrative Agent") under the Credit Agreement referred to below.

                              STATEMENT OF PURPOSE

     The Borrower, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of November 10, 2005 (as amended, restated or otherwise modified from time to time, the "Credit Agreement"), pursuant to which the Lenders have extended certain credit facilities to the Borrower.

     The Borrower has requested that the Administrative Agent and the Lenders consent to the acquisition of Akos Limited, a corporation incorporated under the laws of England and Wales ("AKOS") by Cross Country Healthcare UK Holdco Limited, a corporation incorporated under the laws of England and Wales and an indirect wholly-owned Foreign Subsidiary of the Borrower ("UK Holdco"), pursuant to the terms of a Share Purchase Agreement in an aggregate amount not to exceed $14,000,000 (the "Acquisition").

     Additionally, the Borrower has requested that the Administrative Agent and the Lenders amend certain provisions of the Credit Agreement in connection with the foregoing transaction.

     Subject to the terms and conditions of this Amendment, the Administrative Agent and the Required Lenders are willing to agree to the requested consents and amendments.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

     1. Capitalized Terms. All capitalized undefined terms used in this Amendment (including, without limitation, in the statement of purpose hereto) shall have the meanings assigned thereto in the Credit Agreement.

     2. Amendments. Subject to the conditions to effectiveness set forth in
Section 5 below, the definition of "Permitted Acquisition" is hereby amended by restating clause (g)(ii) of such definition to read in its entirety as follows:

     "(ii) the aggregate amounts paid or payable for all Permitted Acquisitions shall not exceed $125,000,000 during the term of this Agreement."

     3. Consent. Pursuant to Section 14.2 of the Credit Agreement and effective as of the Effective Date (as defined below):

        (a) The Administrative Agent and the Lenders hereby consent to the Acquisition;

        (b) Notwithstanding the definition of "Permitted Acquisition" in the Credit Agreement or anything contained in Section 11.3(b) and (d) of the Credit Agreement, the Acquisition (i) shall be deemed a "Permitted Acquisition" and shall be permitted under Section 11.3(d) and (ii) shall not constitute an investment under Section 11.3(b) of the Credit Agreement; and

        (c) The Administrative Agent and the Lenders hereby consent to the structure change and establishment of new Foreign Subsidiaries in connection with the Acquisition such that (i) Cross Country Holdco (Cyprus) Limited, a corporation formed under the laws of Cyprus and shall be a wholly-owned direct Foreign Subsidiary of the Borrower, (ii) Cross Country Infotech, Pvt Ltd., a corporation incorporated under the laws of India, and UK Holdco shall each be a wholly-owned direct Foreign Subsidiary of Cross Country Holdco (Cyprus) Limited and (iii) AKOS shall be a wholly-owned direct Foreign Subsidiary of UK Holdco.

     4. Representations and Warranties. By its execution hereof, and after giving effect to this Amendment, the Borrower hereby certifies that: (a) each of the representations and warranties contained in the Credit Agreement is true and correct as of the First Amendment Effective Date (as defined below) with the same effect as if made on and as of such date; except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date, (b) no Default or Event of Default has occurred and is continuing, and (c) the execution, delivery and performance of this Amendment have been authorized by all requisite corporate action on the part of the Borrowers and that this Amendment and each other document executed in connection therewith has been duly executed and delivered by the duly authorized officers of the Borrowers and constitutes the legal, valid and binding obligation of each Borrower enforceable in accordance with its terms.

     5. Effectiveness. This Amendment shall become effective on the date (such date, the "First Amendment Effective Date") upon which each of the following conditions shall have been satisfied:

        (a) The Administrative Agent shall have received counterparts of this Amendment executed by the Borrower and the Required Lenders;

        (b) All of the conditions precedent to consummation of the Acquisition shall have been satisfied in accordance with the terms of the Share Purchase Agreement without amendment, modification or waiver of any material provision thereof since the date of the Share Purchase Agreement unless consented to in writing by the Administrative Agent;

        (c) The Administrative Agent shall have been reimbursed for all fees and out of pocket charges and other expenses incurred in connection with this Amendment, including, without limitation, the reasonable fees and expenses of counsel to the Administrative Agent;

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        (d) The Borrower shall have delivered to the Administrative Agent a certificate delivered by the Chief Financial Officer of the Borrower which certifications and contents shall be satisfactory to the Administrative Agent;

        (e) The Borrower shall have delivered to the Administrative Agent an original stock certificate or other certificate evidencing 65% of the Capital Stock of [Cyprus], together with an undated stock power for such certificate duly executed in blank by the registered owner thereof; and

        (f) The Administrative Agent shall have received such other instruments, documents and certificates as the Administrative Agent shall reasonably request in connection with the transactions described herein.

     6. Limited Amendment. Except as expressly provided in this Amendment, the Credit Agreement and each other Loan Document shall continue to be, and shall remain, in full force and effect. Except as expressly provided in this Amendment, this Amendment shall not be deemed or otherwise construed (a) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document or (b) to prejudice any other right or remedies which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated or otherwise modified from time to time or (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrowers or any other person, firm or corporation with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents or (d) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among the Borrowers and the Administrative Agent or any other Lender.

     7. Confirmation of all Loan Documents. The Borrower hereby expressly consents to the modifications and amendments set forth in this Amendment. The Borrower, (a) reaffirms all of its covenants, representations, warranties and other obligations set forth in the Credit Agreement and the other Loan Documents to which it is a party and (b) acknowledges, represents and agrees that its covenants, representations, warranties and other obligations set forth in the Credit Agreement and the other Loan Documents to which it is a party remain in full force and effect.

     8. Expenses. The Borrowers shall pay all reasonable out-of-pocket expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent.

     9. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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     10. Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York (including
Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), without reference to the conflicts or choice of law principles thereof.

     11. Facsimile Transmission. A facsimile, telecopy or other reproduction of this Amendment may be executed by one or more parties hereto, and an executed copy of this Amendment may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Amendment as well as any facsimile, telecopy or other reproduction hereof.


                            [Signature Pages Follow]


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers, all as of the day and year first written above.


                                CROSS COUNTRY HEALTHCARE, INC.,
                                as Borrower


                                By: /S/ Joseph Boshart
                                    --------------------------------------------
                                    Name: Joseph A. Boshart
                                    Title: President and Chief Executive Officer


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                                AGENTS AND LENDERS:

                                WACHOVIA BANK, NATIONAL ASSOCIATION,
                                as Administrative Agent, Swingline Lender,
                                Issuing Lender and Lender


                                By: /S/ Kirk Tesch
                                    --------------------------------------------
                                    Name: Kirk Tesch
                                          --------------------------------------
                                    Title: Vice President
                                           -------------------------------------



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                                GENERAL ELECTRIC CAPITAL
                                CORPORATION, as Syndication Agent and Lender



                                By: /s/ Dionne Miller
                                    --------------------------------------------
                                    Name: Dionne Miller
                                          --------------------------------------
                                    Title: Its Duly Authorized Signatory
                                           -------------------------------------



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                                BANK OF AMERICA, N.A., as Co-Documentation
                                Agent and Lender



                                By: /S/ Illegible
                                    --------------------------------------------
                                    Name: Illegible
                                          --------------------------------------
                                    Title: VP Bank of America
                                           -------------------------------------




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                                LASALLE BANK NATIONAL ASSOCIATION,
                                as Co-Documentation Agent and Lender



                                By: /S/ Sophia Taylor
                                    --------------------------------------------
                                Name: Sophia E. Taylor
                                      ------------------------------------------
                                Title: First vice President
                                       -----------------------------------------

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                                CAROLINA FIRST BANK, as Lender



                                By: /S/ Charles D. Chamberlain
                                    --------------------------------------------
                                    Name: Charles D. Chamberlain
                                          --------------------------------------
                                    Title: Executive Vice President
                                           -------------------------------------

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                                NATIONAL CITY BANK OF KENTUCKY, as Lender



                                By: /S/ Nicholas J. Comerford
                                    --------------------------------------------
                                    Name: Nicholas J. Comerford
                                          --------------------------------------
                                    Title: Assistant Vice President
                                           -------------------------------------

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                                COMERICA BANK, as Lender



                                By:  /S/ John Bonifacio
                                     -------------------------------------------
                                     Name: John Bonifacio
                                           -------------------------------------
                                     Title: Vice President
                                            ------------------------------------

                                US BANK, N.A, as Lender



                                By: /S/ Thomas A. Heckman
                                    Name: Thomas A. Heckman
                                          --------------------------------------
                                    Title: Vice President
                                           -------------------------------------